Exhibit 10.5

ROGERS CORPORATION
VOLUNTARY DEFERRED COMPENSATION PLAN
FOR NON-MANAGEMENT DIRECTORS

(As Amended and Restated Effective as of October 24, 2007)

FIRST AMENDMENT

Pursuant to the powers and procedures for amendment of the Rogers Corporation Voluntary Deferred Compensation Plan For Non-Management Directors, as amended and restated effective as of October 24, 2007 (the “Plan”), the Compensation and Organization Committee of the Board of Directors of Rogers Corporation (the “Committee”) hereby amends the Plan as follows:

1.	Section 4(c) of the Plan is hereby amended in its entirety to read as follows:

“(c)  As of the last day of each calendar month, the Company shall credit each sub-account within a Director’s Deferred Compensation Account which is being maintained in terms of dollars with interest on the amount credited to such sub-account as of the end of such calendar month.  The rate of interest to be used for this purpose during any calendar year shall be (A) for calendar years before 2003, the 30-year U.S. Treasury bond rate in effect as of January 1 of such year, (B) for calendar years after 2002 but before 2010, the sum of the 10-year U.S. Treasury note rate in effect as of January 1 of such year, plus twenty basis points (i.e., 0.20 of 1%), and (C) for calendar years on or after January 1, 2010, the 10-year U.S. Treasury note rate in effect as of January 1 of such year.  For calendar years before 2003, the foregoing rate shall be determined by reference to the first January issue of Barron’s for such calendar year, or such other comparable publication as may be selected by the Company if Barron’s is no longer published or no longer provides such information.  For calendar years after 2002, the foregoing rate shall be determined by reference to any reliable source selected by the Company from time to time.  Notwithstanding the foregoing, the Company may change the method for determining the rate of interest to be used under this section by written notice to each Director (including former Directors who then have a Deferred Compensation Account which would be affected by such change), which notice shall specify the new rate of interest to be used under this section, the effective date of such change and the Deferred Compensation Accounts to which such new rate of interest or method shall apply; provided, however, that a new method of determining the rate of interest to be used under this section shall not apply to any amounts deferred pursuant to a Deferral Election made by a Director prior to the receipt by such Director of notice of such change unless such Director files a written consent to such change with the Company within 60 days of his or her receipt of the notice of such change.”

2.	Section 10(a) of the Plan is amended in its entirety and replaced with the following effective as the date of this First Amendment:

“(a)                 The Company reserves the right to amend or terminate the Plan at any time, in full or in part; provided, however, that no amendment or termination shall have the effect of:

(i)           reducing or discontinuing any payments then being made or due to be made under the terms hereof immediately prior to such action;

(ii)           reducing or terminating any rights to future payments of benefits accrued under this Plan as of the date of amendment or termination; or

(iii)           causing the acceleration of payment of 409A Amounts upon such amendment or termination unless otherwise permitted under Section 409A.

Notwithstanding the foregoing, nothing shall prohibit the Company from amending this Plan to the extent reasonably necessary to comply with Section 409A of the Code; provided however, that if any amendment or termination of this Plan requires the deferred payment of any amount hereunder, any such payment shall bear interest at the applicable federal rate under Section 1274 of the Code, determined as of the first day that such payment is deferred.”

3.	Except as expressly amended by this First Amendment, the Plan in all other respects remains in full force and effect and is hereby confirmed.

IN WITNESS WHEREOF, the Committee has caused this First Amendment to the Plan to be duly executed on this 30th day of July, 2009.

ROGERS CORPORATION

By: /s/ Robert M. Soffer

Its: Vice President and Secretary